EXHIBIT 99.1

For Release:  November 8, 2000                    Contacts:
**Teleconference**                                Michael B. Moneymaker
Thursday, November 9, 2000                        Sr. Vice President & CFO
11:30 am (EST)                                    Wesley B. Wampler
Dial in number:  800-288-8960                     Director of Investor Relations
Digital replay:  800-475-6701                     Phone:  540-946-3500
   (until November 16, 2000)
Access code:  545162                              Fax:  540-946-3595


      CFW Reports Quarterly Revenues of $33.4 Million in Third Quarter 2000

          Results Incorporate the Acquired Virginia PrimeCo Operations and Consolidates the Virginia PCS Alliance

                  Positive Operating Cash Flow of $4.5 Million



WAYNESBORO, VA - November 8, 2000 - CFW Communications Company (NASDAQ: CFWC) reported third quarter operating revenues of $33.4 million and net income of $29.2 million. These results include the newly acquired Virginia PrimeCo operations, the consolidation of the Virginia PCS Alliance and reflect the disposition of CFW's analog cellular business, all as of July 26, 2000. Operating cash flow, or EBITDA, was $4.5 million.

Non-recurring items included in earnings were a $62.6 million book gain on the sales of the VA RSA 6 analog cellular business and a 22% limited partnership interest in VA RSA 5, a $27.6 million book gain on the sale of the Directory Assistance operations, bridge financing commitment charges of $6.3 million and a write-down of switch equipment of $5.6 million.

The announced merger with R&B Communications is pending shareholder vote in early December, and regulatory approval thereafter. Information packages with proxies have been mailed and shareholder meetings are scheduled on December 4, 2000 for CFW and on December 6, 2000 for R & B Communications.

"It is our strategy to transform CFW into a leading Mid-Atlantic Wireless PCS and Integrated Communications Provider and the PrimeCo acquisition is a significant milestone in this process," said James S. Quarforth, chairman and chief executive officer. "With the addition of the Richmond, Norfolk and Hampton Roads markets, our operational area includes a population of 11 million. We now have nearly 158,000 PCS subscribers compared to 63,600 last quarter and 30,500 last year at this time. We are pleased with the progress made to integrate the new Virginia East markets into our operations and the implementation of our transition plan continues as scheduled."

As part of its transition plan, the company announced the planned opening of a second customer care center, to be located in Portsmouth, VA, and scheduled to begin operations in December 2000. Construction of a new Network Operation Center (NOC) in Waynesboro, VA was completed in October and is now operational. The NOC will centrally monitor wireline and wireless service for both Virginia and West Virginia. Two new retail stores were opened in October to meet the needs of more customers and as a step to build the NTELOS brand in the new Virginia East markets. One is located in Norfolk and the other in Mechanicsville, northeast of Richmond.

"We are pleased to report that pro forma operating cash flows, before cost of acquisition, for Virginia East, Virginia West, and West Virginia PCS operations were positive and amounted to $3.8 million for the third quarter 2000," said Quarforth.

Highlights of Third Quarter Business Activities

o PrimeCo Acquisition: On July 26, 2000, the Company acquired the operations and assets of PrimeCo Virginia PCS (Virginia East) for cash of $408.6 million, a 22% limited partnership interest in VA RSA 5 (valued at $3.5 million), the analog assets and operations of VA RSA 6 (valued at $75.0 million), and the assumption of approximately $20.0 million of lease obligations.

o Virginia PCS Alliance: On July 26, 2000, the Company commenced consolidating the operating results of the Virginia PCS Alliance due to the conversion and funding of certain preferred ownership interests which increased the Company's common ownership interest in the Alliance to 65% from 21%.

o Directory Assistance Sale: The Company sold its Directory Assistance segment in July for $35.5 million, receiving $32.0 million in cash and $3.5 million in stock of Telegate AG, a public company traded on the German stock exchange.

o New Preferred Equity: In July 2000, the Company closed on $250 million in new preferred equity investments from Welsh, Carson, Anderson & Stowe and Morgan Stanley Dean Witter.

o New Debt Facility: Also in July, the Company closed on $700 million in debt facilities, of which $175 million remains available to support continued growth. These new debt facilities replaced the Company's and the Alliances' prior debt facilities of approximately $300 million.

Operating Revenues for the third quarter of 2000 were $33.4 million, compared to $18.1 million for third quarter 1999, an increase of $15.3 million. For the first nine months of 2000, operating revenues were $75.6 million compared to $50.6 million for the first nine months of 1999, an increase of $25.0 million. These amounts exclude the operating revenues of the directory assistance segment, which has been reported as discontinued operations and includes the July 26, 2000 acquisition of PrimeCo Virginia (Virginia East) and consolidation of the Virginia PCS Alliance.

Wireless revenues for third quarter were $17.5 million, compared to $5.6 million for third quarter of 1999, an increase of $11.9 million. Virginia East and the Virginia PCS Alliance contributed $8.9 million and $4.1 million, respectively, to reported wireless revenue for the period from July 26, 2000 through the end of the third quarter. The RSA 6 analog cellular operation, which accounted for approximately $5.6 million in revenue from January 1, 2000 to July 25, 2000 and $11.3 million for calendar year 1999, was sold, also on July 26.

Wireline revenues for third quarter were $15.3 million, compared to $11.4 million for third quarter of 1999, an increase of $3.9 million or 34%.

Operating Cash Flows (operating income before depreciation and amortization) for the third quarter of 2000 were $4.5 million, compared to $7.1 million for third quarter 1999, a decrease of $2.6 million or 37%. For the first nine months of 2000, operating cash flows were $18.5 million compared to $21.5 for the first nine months of 1999, a decrease of $3.0 million or 14%. These amounts exclude the operating cash flows of the directory assistance segment, which has been reported as discontinued operations.

Wireless cash flows for third quarter were ($2.0) million, compared to $1.3 million for third quarter of 1999, a decrease of $3.3 million. Wireless cash flow includes ($1.2) million from the new Virginia East operations and ($1.0) million from the consolidation of the Virginia PCS Alliance, both included from July 26 forward. The analog cellular business was sold on July 26 and historically generated cash flow of approximately $2.7 million from January 1, 2000 to July 25, 2000 and $5.8 million for calendar year 1999.

Wireline cash flows for third quarter were $6.3 million, compared to $5.6 million for third quarter of 1999, an increase of $0.7 million or 13%.

Third Quarter 2000 Business Segment Highlights

Wireless

o PCS: PCS revenues totaled $15.3 million for the quarter, reflecting the addition of Virginia East. Also, the Virginia PCS Alliance was consolidated into operations effective July 26, 2000 in connection with the Company's increasing its common ownership interests to 65% from 21%. The West Virginia PCS Alliance will be consolidated into this segment upon the effective date of the planned R & B merger. Pro forma revenues for the entire third quarter for each entity were $12.7 million for Virginia East, an increase of 3% over third quarter 1999; $6.3 million for Virginia PCS Alliance, an increase of 73% over third quarter 1999; and $4.0 million for the West Virginia PCS Alliance, an increase of $3.1 million or 354% over 1999. Reported PCS operating cash flows were ($2.8) million for the quarter. For the entire quarter, pro forma operating cash flows for each entity were ($0.7) million for Virginia East, compared to ($0.6) million for the third quarter 1999; ($2.0) million for the Virginia PCS Alliance, compared to ($1.8) million for the third quarter 1999; and ($2.1) million for the West Virginia PCS Alliance, compared to ($2.2) million for the third quarter 1999.

     Pro forma PCS revenues and operating cash flows (inclusive of Virginia East, the Virginia PCS alliance, VA RSA 6 digital and the West Virginia PCS alliance) were $23.9 million and ($5.4) million, respectively, for the entire third quarter of 2000. These amounts are net of intercompany eliminations and exclude revenues from VA RSA 6 analog cellular operations, which were disposed of on July 26, 2000.

     During the third quarter, the Company's marketing and promotion activities were focused to transition all markets, particularly Virginia East, to the new NTELOS brand, reserving specific product promotion for a fourth-quarter introduction of new rate plans. The "N Town" plan was introduced across the footprint in October offering an unlimited-calling local service wireless alternative, with roaming capabilities. To strengthen the post-pay offering in Virginia East, a Mid-Atlantic 13-state regional calling plan and new local network plans are being introduced in November to leverage the historical strength of the holiday season. The Company will also be launching PCS services in Beckley, WV in November, which is expected to generate new-market subscriber growth and enhance service in the nearby Charleston, WV market by strengthening the PCS digital service footprint in West Virginia.

     Gross subscriber additions were about equal to second quarter 2000 at 29,468. After three quarters of record growth, the Virginia West and West Virginia PCS operations experienced new competition coupled with the introduction of aggressive rate plans and heavy promotion by existing competitors. As a result, monthly subscriber churn increased to 4.2%, combined, for these entities. Expected customer erosion in Virginia East, related to the transition, brought total monthly subscriber churn combined for all PCS entities to 5.0% (3.4% for post-pay and 7.6% for pre-pay). Net subscriber additions were 6,175, including Virginia East and 5,830 for Virginia West (Virginia PCS Alliance and VA RSA 6 digital) and the West Virginia PCS Alliance. This brings year-to-date net additions for Virginia West and the West Virginia PCS Alliance to 26,118. Average revenue per unit
     (ARPU) was $43.68 for the third quarter, a decrease of $2.58 from the second quarter of 2000, primarily due to the introduction of new pre-pay and post-pay rate plans in Virginia East.

     Wholesale and roaming revenues generated through the Sprint/Horizon agreement continued to show impressive growth, totaling $2.1 million for the quarter. This represents an increase of 204% over revenues of $0.7 million in the first quarter and 72% over revenues of $1.2 million in the second quarter of this year.

     The company announced early this month that it had entered into an agreement with Lucent to purchase up to $100 million of equipment over a three-year time period. In return for this commitment, CFW will receive substantial discounts on both wireline and wireless equipment purchases, but most significantly will receive at no cost two new Lucent mobile switching centers, one to replace the existing wireless switch in Waynesboro, VA, and the second to be placed in Charleston, WV.

     With this conversion, the addition of two Lucent switches from the Virginia East acquisition and a recently installed West Virginia switch, all wireless switching will be on the Lucent platform as are now the CFW and R & B Communications wireline operations. This conversion will enable seamless deployment of future services over a uniform switching platform and will result in efficiencies in staffing and maintenance. The company has recognized in third quarter 2000 a write-down of $5.6 million relating to the planned replacement of the existing wireless switch.

Wireline

o Telephone (ILEC): Access lines at the end of third quarter were 39,385, an increase of 6.5% over the same period last year. Total access minutes for third quarter this year grew 7.8% from second quarter 2000 to 54.5 million, 14.6% over third quarter 1999. ILEC operating revenues for the third quarter of 2000 were $8.1 million, compared to $7.9 million for third quarter 1999, an increase of $0.2 million or 2%. For the first nine months of 2000, ILEC operating revenues were $24.0 million compared to $23.4 million for the first nine months of 1999, an increase of $0.6 million or 3%. Operating cash flows for the third quarter of 2000 were $5.6 million, compared to $5.4 million for the third quarter of 1999, an increase of $0.2 million or 5%, and reflects a slight improvement in operating margin to 70%, compared to 68% for the prior-year quarter. For the first nine months of 2000, ILEC operating cash flows were $16.6 million compared to $16.4 million for the first nine months of 1999, an increase of $0.2 million or 1%.

o Network and CLEC: Operating revenues for the third quarter of 2000 were $2.7 million, compared to $1.5 million for third quarter 1999, an increase of $1.1 million or 78%. For the first nine months of 2000, Network and CLEC operating revenues were $7.1 million compared to $3.9 million for the first nine months of 1999, an increase of $3.1 million or 80%. Operating cash flows for the third quarter of 2000 were $0.04 million, compared to $0.3 million for third quarter 1999, a decrease of $0.2 million as a result of the CLEC expansion into new markets. For the first nine months of 2000, operating cash flows were ($0.2) million compared to $0.8 million for the first nine months of 1999, a decrease of $1.1 million. End-of-period CLEC access lines for the third quarter were 13,168, an increase of 9.6% over second quarter, reflecting lower than anticipated growth related to installation delays attributable to the Verizon strike.

o Internet/DSL: DSL lines were approximately 1,200 at the end of the third quarter, an increase of 23.5% over second quarter 2000. Total Internet revenues for third quarter were $4.1 million and operating cash flow was $0.4 million compared to $1.6 million and ($0.3) million, respectively, for the third quarter of 1999. Total Internet subscribers were 57,557 at the end of third quarter.

EXHIBITS -- Financial Statements & Schedules (following pages) o Condensed Consolidated Statements of Income - CFW Communications Company o Segment Summary Operating Data from Continuing Operations o Condensed Consolidated Balance Sheet
- CFW Communications Company o Income Statement - Virginia PCS Alliance o Income Statement - Virginia East (formerly PrimeCo Virginia PCS operations) o Income Statement & Balance Sheet - West Virginia PCS Alliance o Customer Summary Table
o PCS Customer detail o Pro Forma PCS Key Performance Indicators

WE URGE INVESTORS and security holders TO READ CFW'S Registration Statement on Form S-4 and the JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS relating to the Proposed CFW-R&B merger BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy at the Securities and Exchange Commission's web site at www.sec.gov. The documents filed with the Commission by CFW may also be obtained for free from CFW by directing a request to CFW Communications Company, P. O. Box 1990, Waynesboro, Virginia 22980, Attn: Investor Relations, telephone: (540) 946-3500. Certain of these documents may also be available on CFW's website at www.cfw.com or www.intelos.com. READ THE DEFINITIVE Registration Statement and JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

The company wishes to caution readers that forward-looking statements made by the Company are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties and any significant deviations from these assumptions could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CFW Communications (NASDAQ: CFWC), doing business as NTELOS, is an integrated communications provider with headquarters in Waynesboro, Virginia. CFW provides a broad range of products and services to customers in Virginia, West Virginia, Kentucky, Tennessee and North Carolina, including digital PCS, dial-up Internet access, high-speed DSL (high-speed Internet access), and local and long distance telephone services. Detailed information about CFW Communications and NTELOS is available online at www.cfw.com and www.ntelos.com.

NOTICE:
CFW will host a teleconference call on Thursday, November 9, 2000, at 11:30 am EST to discuss operating results and Company business activities. To participate in this call, please dial 800-288-8960. For a taped replay, available through November 16, 2000, please dial 800-475-6701, and provide the operator with the pass code of 545162. If you have any questions about the conference call, please contact us at 540-946-3501.

CFW Communications Company
---------------------------------------------------------------------------------------------------------------------
Condensed  Consolidated Statement of Income
(Dollars in thousands except per share amounts)
---------------------------------------------------------------------------------------------------------------------
Unaudited                                                                               Three Months Ended
                                                                               --------------------------------------
                                                                                Sept. 30, 2000      Sept. 30, 1999
---------------------------------------------------------------------------------------------------------------------
Operating Revenues
      Wireless Communications                                                          $ 17,461              $ 5,623
      Wireline Communications                                                            15,287               11,379
      Other Communications Services                                                         676                1,107
---------------------------------------------------------------------------------------------------------------------
                                                                                         33,424               18,109
Operating Expenses, before depreciation and amortization
      Cost of Sales                                                                       5,831                2,023
      Maintenance and Support                                                             9,185                4,046
      Customer Operations                                                                10,846                2,870
      Corporate Operations                                                                3,110                2,096
---------------------------------------------------------------------------------------------------------------------
                                                                                         28,972               11,035

Operating Cash Flows (EBITDA)                                                             4,452                7,074
      Depreciation and Amortization                                                      12,224                2,888
      Asset Write-Down and Impairment Charges (1)                                         5,624                2,713
---------------------------------------------------------------------------------------------------------------------
Operating Income                                                                        (13,396)               1,473

Other Income (Expenses)
      Equity Loss from PCS Investees
          Virginia PCS Alliance (2)                                                        (840)              (1,298)
          West Virginia PCS Alliance (3)                                                 (1,934)              (1,403)
      Gain on Sale of Assets (4)                                                         62,633                8,366
      Other Financing Acquisition Costs (5)                                              (6,276)
      Other, Principally interest, net                                                   (9,226)                (291)
---------------------------------------------------------------------------------------------------------------------
                                                                                         30,961                6,847

Income Taxes                                                                             12,317                2,274
---------------------------------------------------------------------------------------------------------------------
                                                                                         18,644                4,573

Minority Interests                                                                            -                 (123)
---------------------------------------------------------------------------------------------------------------------
Income (Loss) from Continuing Operations                                                 18,644                4,450

Discontinued Operations 6
      Income from Discontinued Operations, Net of Tax                                      (291)                 (73)
      Gain on Sale of Discontinued Operations, Net of Tax                                16,497
---------------------------------------------------------------------------------------------------------------------
Net Income                                                                               34,850                4,377

Dividend Requirements on Preferred Stock                                                  5,670
---------------------------------------------------------------------------------------------------------------------
Income Applicable to Common Shares                                                     $ 29,180              $ 4,377
=====================================================================================================================

Net Income from Continuing Operations per Common Share - Basic                            $1.42                $0.34
Net Income from Continuing Operations per Common Share - Diluted                          $1.38                $0.34

Net Income per Common Share - Basic                                                       $2.22                $0.33
Net Income per Common Share - Diluted                                                     $2.16                $0.33

Average Shares Outstanding - Basic                                                   13,127,996           13,050,090
Average Shares Outstanding - Diluted                                                 13,516,271           13,110,152

--------------------------------------------------------------------------------------------------------------------



Unaudited                                                                                Nine Months Ended
                                                                                -------------------------------------
                                                                                Sept. 30, 2000       Sept. 30, 1999
------------------------------------------------------------------------------- -------------------------------------

Operating Revenues
      Wireless Communications                                                          $ 29,159             $ 16,095
      Wireline Communications                                                            43,860               31,376
      Other Communications Services                                                       2,533                3,168
------------------------------------------------------------------------------- -------------------------------------
                                                                                         75,552               50,639
Operating Expenses, before depreciation and amortization
      Cost of Sales                                                                      10,688                5,513
      Maintenance and Support                                                            21,703               10,182
      Customer Operations                                                                17,941                8,312
      Corporate Operations                                                                6,734                5,162
------------------------------------------------------------------------------- -------------------------------------
                                                                                         57,066               29,169

Operating Cash Flows (EBITDA)                                                            18,486               21,470
      Depreciation and Amortization                                                      18,975                8,086
      Asset Write-Down and Impairment Charges (1)                                         5,624                2,713
------------------------------------------------------------------------------- -------------------------------------
Operating Income                                                                         (6,113)              10,671

Other Income (Expenses)
      Equity Loss from PCS Investees
          Virginia PCS Alliance (2)                                                      (3,679)              (4,136)
          West Virginia PCS Alliance (3)                                                 (5,750)              (3,834)
      Gain on Sale of Assets (4)                                                         62,633                8,366
      Other Financing Acquisition Costs (5)                                              (6,276)
      Other, Principally interest, net                                                  (10,138)                (749)
------------------------------------------------------------------------------- -------------------------------------
                                                                                         30,677               10,318

Income Taxes                                                                             12,229                3,470
------------------------------------------------------------------------------- -------------------------------------
                                                                                         18,448                6,848

Minority Interests                                                                         (105)                (341)
------------------------------------------------------------------------------- -------------------------------------
Income (Loss) from Continuing Operations                                                 18,343                6,507

Discontinued Operations 6
      Income from Discontinued Operations, Net of Tax                                       395                  505
      Gain on Sale of Discontinued Operations, Net of Tax                                16,497
------------------------------------------------------------------------------- -------------------------------------
Net Income                                                                               35,235                7,012

Dividend Requirements on Preferred Stock                                                  5,670
------------------------------------------------------------------------------- -------------------------------------
Income Applicable to Common Shares                                                     $ 29,565              $ 7,012
=============================================================================== =====================================

Net Income from Continuing Operations per Common Share - Basic                            $1.40                $0.45
Net Income from Continuing Operations per Common Share - Diluted                          $1.37                $0.45

Net Income per Common Share - Basic                                                       $2.26                $0.45
Net Income per Common Share - Diluted                                                     $2.21                $0.45

Average Shares Outstanding - Basic                                                   13,098,652           13,037,438
Average Shares Outstanding - Diluted                                                 13,359,373           13,093,342

------------------------------------------------------------------------------- -------------------------------------

(1) As a result of the Virginia East acquisition and planned R&B merger, both of which utilize Lucent switch equipment, the Company decided to convert to a uniform Lucent switch equipment platform. Accordingly, the Company has recognized a $5.6 million write-down of its Motorola wireless switch equipment. In third quarter 1999, the Company recognized an asset impairment charge of $2.7 million on its wireless analog cable equipment.


(2) Partial quarter only. The Virginia PCS Alliance was consolidated into operations effective July 26, 2000 in connection with the Company's increasing its common ownership interests to 65% from 21%.

(3) Reported under equity method for entire quarter. The West Virginia PCS Alliance will be consolidated into operations upon the closing of the R&B merger. (4) On July 26, 2000 the Company sold its VA RSA 6 analog cellular operations and assets and its 22% limited partnership interest in VA RSA 5, recognizing a $62.6 million gain, before tax. In third quarter 1999, the Company recognized a gain of $7.6 million due to the purchase of American Telecasting, Inc. by Sprint Corp and a gain of $0.7 million on the sale of the Company's Richmond tower.


(5) Represents bridge financing costs associated with the Virginia East acquisition and related financing commitments.

(6) In May 2000 the Company announced that it had entered into a definitive agreement to sell its Directory Assistance operations. The Company sold its Directory Assistance operations in July 2000, recognizing a $27.6 million gain, before taxes, on the sale. All periods have been restated to reflect the accounting for the directory assistance segment as discontinued operations.

CFW Communications Company
------------------------------------------------------------------------------------------------------------------------------------
Summary Operating Data from Continuing Operations
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------------------------------------
Unaudited                                             Three Months Ended                                Nine Months Ended
                                             --------------------------------------           --------------------------------------
                                              Sept. 30, 2000       Sept. 30, 1999              Sept. 30, 2000       Sept. 30, 1999
-----------------------------------------------------------------------------------           --------------------------------------
Operating Revenues
      Wireless Operations
          PCS                                        $ 15,316              $ 1,397                    $ 19,431              $ 3,491
          Analog Cellular                                 710                2,967                       5,557                8,667
          Paging and Other                                837                  607                       2,335                1,844
          Cable                                           598                  652                       1,836                2,093
-----------------------------------------------------------------------------------           --------------------------------------
                                                       17,461                5,623                      29,159               16,095

      Wireline Operations
          Telephone (ILEC)                              8,058                7,918                      24,050               23,428
          Network/CLEC                                  2,681                1,507                       7,057                3,928
          Internet                                      4,147                1,552                      11,559                2,818
          Cable                                           401                  402                       1,194                1,202
-----------------------------------------------------------------------------------           --------------------------------------
                                                       15,287               11,379                      43,860               31,376

      Other Operating Revenues                            676                1,107                       2,533                3,168


-----------------------------------------------------------------------------------           --------------------------------------
          Total Operating Revenues                   $ 33,424             $ 18,109                    $ 75,552             $ 50,639
===================================================================================           ======================================


Operating Cash Flows (EBITDA)
      Wireless Operations
          PCS                                        $ (2,770)              $ (724)                   $ (4,006)            $ (2,137)
          Analog Cellular                                 210                1,680                       2,652                4,799
          Paging and Other                                371                  281                         979                  917
          Cable                                           153                   30                         410                  315
-----------------------------------------------------------------------------------           --------------------------------------
                                                       (2,036)               1,267                          35                3,894

      Wireline Operations
          Telephone (ILEC)                              5,632                5,371                      16,611               16,395
          Network/CLEC                                     38                  335                        (239)                 837
          Internet                                        432                 (263)                        823                 (871)
          Cable                                           191                  133                         529                  485

-----------------------------------------------------------------------------------           --------------------------------------
                                                        6,293                5,576                      17,724               16,846

      Other Operating Cash Flows                          195                  231                         727                  730


-----------------------------------------------------------------------------------           --------------------------------------
          Total Operating Cash Flows                  $ 4,452              $ 7,074                    $ 18,486             $ 21,470
===================================================================================           ======================================

CFW Communications Company
--------------------------------------------------------------------------------------------------
Condensed Consolidated Balance Sheet
(Dollars in thousands)
--------------------------------------------------------------------------------------------------
Unaudited
                                                           ---------------------------------------
                                                            Sept. 30, 2000        Dec. 31, 1999
--------------------------------------------------------------------------------------------------

ASSETS
      Current Assets                                               $ 73,171              $ 21,375
      Restricted Cash                                                70,259
      Investments and Advances to Affiliates                         82,460                39,110
      Property & Equipment, net                                     677,907               125,881
      Other Assets                                                  165,796                31,636
--------------------------------------------------------------------------------------------------
          Total Assets                                          $ 1,069,593             $ 218,002
==================================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY
      Current Liabilities                                          $ 75,492              $ 19,096
      Long-Term Debt                                                526,463                37,685
      Deferred Taxes and Other Long-Term Liabilities                 70,363                43,256
      Minority Interests                                              1,258                 1,781
      Redeemable Preferred Stock                                    239,104
      Shareholders' Equity                                          156,913               116,184
--------------------------------------------------------------------------------------------------
          Total Liabilities and Shareholders' Equity            $ 1,069,593             $ 218,002
==================================================================================================

Virginia PCS Alliance L.C. (1)
----------------------------------------------------------------------------------------------------------------------------------
Condensed Consolidated Statement of Income
(Dollars in thousands except per share amounts)
----------------------------------------------------------------------------------------------------------------------------------
Unaudited                                                  Three Months Ended                         Nine Months Ended
                                                  --------------------------------------    --------------------------------------
                                                   Sept. 30, 2000       Sept. 30, 1999       Sept. 30, 2000       Sept. 30, 1999
----------------------------------------------------------------------------------------    --------------------------------------
Operating Revenues
      Subscriber Revenues                           $         3,145      $        2,075      $         8,819      $         5,417
      Wholesale/Roaming Revenues                              2,421                 839                5,357                2,131
      Equipment Revenues                                        265                 240                1,071                  812
      Other Revenues                                            469                 488                1,481                1,464
----------------------------------------------------------------------------------------    --------------------------------------
                                                              6,300               3,642               16,728                9,824

Operating Expenses, before depreciation
   and amortization
      Cost of Sales                                           2,673               1,565                7,138                4,417
      Maintenance and Support                                 2,224               1,607                6,274                4,963
      Customer Operations                                     2,668               1,843                7,442                5,697
      Corporate Operations                                      698                 398                2,105                1,583
----------------------------------------------------------------------------------------    --------------------------------------
                                                              8,263               5,413               22,959               16,660

Operating Cash Flows (EBITDA)                                (1,963)             (1,771)              (6,231)              (6,836)
      Depreciation and Amortization                           2,125               2,642                6,197                7,495
      Asset Write-Down and Impairment Charges (2)             5,625                                    5,625
----------------------------------------------------------------------------------------    --------------------------------------
Operating Income                                             (9,713)             (4,413)             (18,052)             (14,331)

Other Expenses, principally interest, net (3)                 5,132               1,511               10,440                4,583

----------------------------------------------------------------------------------------    --------------------------------------
Net Income (Loss)                                         $ (14,845)           $ (5,924)           $ (28,492)           $ (18,914)
========================================================================================    ======================================


(1) This statement represents full periods of operation. The operations of the Virginia PCS Alliance L.C. were consolidated into CFW Communications Company effective July 26, 2000.

(2) As a result of the Virginia East acquisition and planned R&B merger, both of which utilize Lucent switch equipment, the Company decided to convert to a uniform Lucent switch equipment platform. Accordingly, the Company has recognized a $5.6 million write-down of its Motorola wireless switch equipment.

(3) In July 2000, the Virginia PCS Alliance redeemed its $12.9 million series A redeemable preferred stock and entered into a new financing agreement with the Company, using the proceeds from such financing to repay $118.3 million of borrowings from the Rural Telephone Finance Cooperative. In connection with these transactions, the Virginia PCS Alliance recognized $1.5 million of make-whole finance charges.

Virginia East PCS Operations (formerly PrimeCo) (1)
------------------------------------------------------------------------------------------------------------------------------
Condensed Consolidated Statement of Income
(Dollars in thousands except per share amounts)
------------------------------------------------------------------------------------------------------------------------------
Unaudited                                             Three Months Ended                          Nine Months Ended
                                             --------------------------------------     --------------------------------------
                                              Sept. 30, 2000      Sept. 30, 1999         Sept. 30, 2000       Sept. 30, 1999
-----------------------------------------------------------------------------------     --------------------------------------
Operating Revenues
      Service Revenues                         $       10,564       $       10,381        $       34,017       $       30,583
      Equipment Revenues                                1,148                1,512                 3,613                5,173
      Other Revenues                                    1,006                  438                 2,078                1,204
-----------------------------------------------------------------------------------     --------------------------------------
                                                       12,718               12,331                39,708               36,960

Operating Expenses, before depreciation
  and amortization
      Cost of Sales                                     3,490                2,791                10,917               10,493
      Maintenance and Support                           1,562                2,610                 6,705                7,808
      Customer Operations                               7,154                5,419                19,713               18,624
      Corporate Operations                              1,194                2,106                 4,484                6,516
-----------------------------------------------------------------------------------     --------------------------------------
                                                       13,400               12,926                41,819               43,441

Operating Cash Flows (EBITDA)                          $ (682)              $ (595)             $ (2,111)            $ (6,481)


(1) This statement represents full periods of operation. The operations of Virginia East, formerly PrimeCo, were acquired and consolidated into CFW Communications Company effective July 26, 2000.

West Virginia PCS Alliance L.C.
---------------------------------------------------------------------------------------------------------------------
Condensed Consolidated Statement of Income
(Dollars in thousands except per share amounts)
---------------------------------------------------------------------------------------------------------------------
Unaudited                                                                               Three Months Ended
                                                                               --------------------------------------
                                                                                Sept. 30, 2000      Sept. 30, 1999
---------------------------------------------------------------------------------------------------------------------
Operating Revenues
      Subscriber Revenues                                                       $         3,008     $            578
      Wholesale/Roaming Revenues                                                            763                  137
      Equipment Revenues                                                                    186                  160
      Other Revenues                                                                          -                    -
---------------------------------------------------------------------------------------------------------------------
                                                                                          3,957                  875

Operating Expenses, before depreciation and amortization
      Cost of Sales                                                                       2,197                  702
      Maintenance and Support                                                             1,804                1,110
      Customer Operations                                                                 1,598                  993
      Corporate Operations                                                                  499                  296
---------------------------------------------------------------------------------------------------------------------
                                                                                          6,098                3,101

Operating Cash Flows (EBITDA)                                                            (2,141)              (2,226)
      Depreciation and Amortization                                                         550                  613
---------------------------------------------------------------------------------------------------------------------
Operating Income                                                                         (2,691)              (2,839)

Other Expenses, principally interest, net (2)                                             1,197                  307

---------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                                      $ (3,888)            $ (3,146)
=====================================================================================================================

Company's Share of Net Loss (1)                                                        $ (1,934)            $ (1,403)
=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
Unaudited                                                                                Nine Months Ended
                                                                               --------------------------------------
                                                                                Sept. 30, 2000       Sept. 30, 1999
---------------------------------------------------------------------------------------------------------------------

Operating Revenues
      Subscriber Revenues                                                       $         7,381      $           985
      Wholesale/Roaming Revenues                                                          1,535                  137
      Equipment Revenues                                                                    955                  351
      Other Revenues                                                                          -
---------------------------------------------------------------------------------------------------------------------
                                                                                          9,871                1,473

Operating Expenses, before depreciation and amortization
      Cost of Sales                                                                       6,470                1,402
      Maintenance and Support                                                             4,794                2,970
      Customer Operations                                                                 5,128                2,568
      Corporate Operations                                                                1,525                1,302
---------------------------------------------------------------------------------------------------------------------
                                                                                         17,917                8,242

Operating Cash Flows (EBITDA)                                                            (8,046)              (6,769)
      Depreciation and Amortization                                                       1,713                1,305
---------------------------------------------------------------------------------------------------------------------
Operating Income                                                                         (9,759)              (8,074)

Other Expenses, principally interest, net (2)                                             2,683                  520

---------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                                     $ (12,442)            $ (8,594)
=====================================================================================================================

Company's Share of Net Loss (1)                                                        $ (5,750)            $ (3,834)
=====================================================================================================================


West Virginia PCS Alliance L.C.
---------------------------------------------------------------------------------------------------------------------
Condensed Consolidated Balance Sheet
(Dollars in thousands)
---------------------------------------------------------------------------------------------------------------------
Unaudited
                                                                               --------------------------------------
                                                                                Sept. 30, 2000       Dec. 31, 1999
---------------------------------------------------------------------------------------------------------------------

ASSETS
      Current Assets                                                                    $ 4,489              $ 2,367
      Investments                                                                             -                2,506
      Property & Equipment, net                                                          53,950               45,422
      Other Assets                                                                        3,117                3,202
---------------------------------------------------------------------------------------------------------------------
          Total Assets                                                                 $ 61,556             $ 53,497
=====================================================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY
      Current Liabilities                                                               $ 3,434              $ 3,076
      Long-Term Debt                                                                     57,458               51,125
      Other Long-Term Liabilities                                                        12,836                    -
      Shareholders' Equity                                                              (12,172)                (704)
---------------------------------------------------------------------------------------------------------------------
          Total Liabilities and Shareholders' Equity                                   $ 61,556             $ 53,497
=====================================================================================================================


(1) The operations of the West Virginia PCS Alliance L.C. are reported by equity method for CFW Communications for third quarter 2000. Effective upon the planned merger with R&B communications, the operations of the West Virginia PCS Alliance L.C. will be consolidated.

(2) In July 2000, the West Virginia PCS Alliance entered into a new financing agreement with the Company, using the proceeds from such financing to repay $51.1 million of borrowings from the Rural Telephone Finance Cooperative. In connection with this transaction, the West Virginia PCS Alliance recognized $0.3 million of make-whole finance charges.

-------------------------------------------------------------------------------------------------------------------------------
CFW Communications Company
-------------------------------------------------------------------------------------------------------------------------------

Customer Summary Table as Reported
-------------------------------------------------------------------------------------------------------------------------------
                       Quarter Ended:   3/31/99      6/30/99      9/30/99     12/31/99      3/31/00     6/30/00      9/30/00
-------------------------------------------------------------------------------------------------------------------------------
      PCS Digital Subscribers              19,100       24,166       30,525       43,299       55,249       63,587     157,717(1)
      LEC Access Lines                     37,100       37,300       37,500       37,900       38,300       39,100      39,385
      CLEC Access Lines                       900        2,300        4,000        5,800        8,900       12,400      13,168
      Internet Subscribers                  9,100       16,700       31,500       45,233       53,600       55,990      56,369
      Digital Subscriber Lines                 23           81          185          538          808          962       1,188
      Paging Subscribers                   14,500       14,300       14,200       15,100       15,600       14,700      14,887
      Long Distance Subscribers             6,500        6,900        6,900        7,300        8,100        8,200       8,354
      Cable Subscribers                    19,400       18,700       18,300       18,000       17,800       16,600      16,192

(1)  PCS  digital   subscribers   for  quarter  ended  9/30/00   include  ending
     subscribers of 88,300 from Virginia East,  formerly PrimeCo,  acquired July
     26,2000.



-------------------------------------------------------------------------------------------------------------------------------

Virginia East (formerly PrimeCo) Customer Summary
-------------------------------------------------------------------------------------------------------------------------------
                       Quarter Ended:   3/31/99      6/30/99      9/30/99     12/31/99      3/31/00     6/30/00      9/30/00
-------------------------------------------------------------------------------------------------------------------------------
      PCS Digital Subscribers              68,584       73,651       74,856       78,869       86,383       87,955      88,300




-------------------------------------------------------------------------------------------------------------------------------

R & B Communications Customer Summary  (Information provided by R&B Communications)
-------------------------------------------------------------------------------------------------------------------------------
                       Quarter Ended:   3/31/99      6/30/99      9/30/99     12/31/99      3/31/00     6/30/00      9/30/00
-------------------------------------------------------------------------------------------------------------------------------
      LEC Access Lines                     10,770       10,898       11,309       12,233       12,282       12,323      12,509
      CLEC Access Lines                     1,624        2,557        3,118        3,975        4,417        4,952       5,690
      Internet Subscribers                  1,353        1,445        1,761        2,078        2,212        2,332       2,552
      Paging Subscribers                    4,980        5,330        5,225        5,025        5,163        5,165       4,970
      Long Distance Subscribers             4,422        4,396        4,382        4,412        4,402        4,332       4,237
      Cable Subscribers                     2,076        2,059        2,061        2,078        2,019        2,059       1,937




-------------------------------------------------------------------------------------------------------------------------------

Customer Summary Table - Pro Forma Including Virginia East & R&B Communications
-------------------------------------------------------------------------------------------------------------------------------
                       Quarter Ended:   3/31/99      6/30/99      9/30/99     12/31/99      3/31/00     6/30/00      9/30/00
-------------------------------------------------------------------------------------------------------------------------------
      PCS Digital Subscribers              87,684       97,817      105,381      122,168      141,632      151,542     157,717
      LEC Access Lines                     47,870       48,198       48,809       50,133       50,582       51,423      51,894
      CLEC Access Lines                     2,524        4,857        7,118        9,775       13,317       17,352      18,858
      Internet Subscribers                 10,453       18,145       33,261       47,311       55,812       58,322      58,921
      Digital Subscriber Lines                                                       538          808          962       1,188
      Paging Subscribers                   19,480       19,630       19,425       20,125       20,763       19,865      19,857
      Long Distance Subscribers            10,922        6,900        6,900        7,300        8,100        8,200       8,354
      Cable Subscribers                    21,476       20,759       20,361       20,078       19,819       18,659      18,129

CFW Communications Company
----------------------------------------------------------------------------------------
PCS Customer Detail (Pro Forma to Include Virginia East)
----------------------------------------------------------------------------------------
                 Quarter Ended:               3/31/00         6/30/00         9/30/00
----------------------------------------------------------------------------------------
Virginia East (Former PrimeCo)
----------------------------------------------------------------------------------------
      Beginning Subscribers                      78,854          86,383          87,955
                        Pre-Pay                  34,356          42,251          43,573
                       Post-Pay                  44,498          44,132          44,382

      Gross Additions                            19,519          13,946          15,403
                        Pre-Pay                  15,526           9,375          11,320
                       Post-Pay                   3,993           4,571           4,083

      Disconnections                             11,990          12,374          15,058
                        Pre-Pay                   7,631           8,053           9,919
                       Post-Pay                   4,359           4,321           5,139

      Ending Subscribers                         86,383          87,955          88,300
                        Pre-Pay                  42,251          43,573          44,974
                       Post-Pay                  44,132          44,382          43,326

----------------------------------------------------------------------------------------
Virginia West (Former Virginia PCS Alliance)
----------------------------------------------------------------------------------------
      Beginning Subscribers                      32,035          37,233          41,978
                        Pre-Pay                   7,238           9,881          12,151
                       Post-Pay                  24,797          27,352          29,827

      Gross Additions                             7,153           9,738           8,484
                        Pre-Pay                   4,372           4,696           3,212
                       Post-Pay                   2,781           5,042           5,272

      Disconnections                              1,955           4,993           5,214
                        Pre-Pay                   1,729           2,426           2,951
                       Post-Pay                     226           2,567           2,263

      Ending Subscribers                         37,233          41,978          45,248
                        Pre-Pay                   9,881          12,151          12,412
                       Post-Pay                  27,352          29,827          32,836

----------------------------------------------------------------------------------------
West Virginia
----------------------------------------------------------------------------------------
      Beginning Subscribers                      11,264          18,016          21,609
                        Pre-Pay                   1,899           2,755           3,427
                       Post-Pay                   9,365          15,261          18,182

      Gross Additions                             7,520           5,677           5,581
                        Pre-Pay                   1,399           1,402           1,128
                       Post-Pay                   6,121           4,275           4,453

      Disconnections                                768           2,084           3,021
                        Pre-Pay                     543             730             955
                       Post-Pay                     225           1,354           2,066

      Ending Subscribers                         18,016          21,609          24,169
                        Pre-Pay                   2,755           3,427           3,600
                       Post-Pay                  15,261          18,182          20,569

----------------------------------------------------------------------------------------
Total PCS Subscribers
----------------------------------------------------------------------------------------
      Beginning Subscribers                     122,153         141,632         151,542
                        Pre-Pay                  43,493          54,887          59,151
                       Post-Pay                  78,660          86,745          92,391

      Gross Additions                            34,192          29,361          29,468
                        Pre-Pay                  21,297          15,473          15,660
                       Post-Pay                  12,895          13,888          13,808

      Disconnections                             14,713          19,451          23,293
                        Pre-Pay                   9,903          11,209          13,825
                       Post-Pay                   4,810           8,242           9,468

      Ending Subscribers                        141,632         151,542         157,717
                        Pre-Pay                  54,887          59,151          60,986
                       Post-Pay                  86,745          92,391          96,731

CFW Communications Company
--------------------------------------------------------------------------------------------------
PCS Key Performance Indicators - Pro Forma
--------------------------------------------------------------------------------------------------
                   Quarter Ended:          3/31/00              6/30/00              9/30/00
--------------------------------------------------------------------------------------------------
Average Subscribers (weighted monthly)
      Virginia East                              82,705               86,970               88,772
      Virginia West                              33,274               39,491               43,281
      West Virginia                              14,213               19,823               22,859
      --------------------------------------------------------------------------------------------
                            Total               130,192              146,284              154,912


Gross Subscriber Revenues ($000) (1)
      Virginia East                            $ 11,451             $ 11,999             $ 11,126
      Virginia West                               4,473                5,423                5,773
      West Virginia                               1,838                2,880                3,400
      --------------------------------------------------------------------------------------------
                            Total              $ 17,763             $ 20,303             $ 20,299


Average Monthly Revenue per Subscriber (ARPU) (1)
      Virginia East                             $ 46.15              $ 45.99              $ 41.78
      Virginia West                               44.81                45.78                44.46
      West Virginia                               43.11                48.43                49.59
      --------------------------------------------------------------------------------------------
                            Total               $ 45.48              $ 46.26              $ 43.68


Cost of Acquisition per Gross Add (2)
      Virginia East                            $ 279.15             $ 308.30             $ 325.05
      Virginia West                              431.18               320.24               424.22
      West Virginia                              317.24               413.65               399.85
      --------------------------------------------------------------------------------------------
                            Total              $ 326.68             $ 337.62             $ 368.54


Monthly Subscriber Churn
      Virginia East                                4.8%                 4.7%                 5.7%
      Virginia West                                2.0%                 4.2%                 4.0%
      West Virginia                                1.8%                 3.5%                 4.4%
      --------------------------------------------------------------------------------------------
                            Total                  3.8%                 4.4%                 5.0%

Cell Sites (Period Ending)
      Virginia East                                 210                  215                  220
      Virginia West                                 222                  232                  260
      West Virginia                                 115                  126                  136
      --------------------------------------------------------------------------------------------
                            Total                   547                  573                  616


Operating Cash Flows (EBITDA) Before Cost of Acquisition ($000)
      Virginia East                              $ (270)             $ 2,760              $ 1,982
      Virginia West                                 631                1,303                1,636
      West Virginia                                (808)                (242)                 154
      --------------------------------------------------------------------------------------------
                            Total                $ (447)             $ 3,821              $ 3,773


Capital Expenditures ($000)
      Virginia East                             $ 2,838              $ 1,965              $ 4,212
      Virginia West                               3,403                4,738               11,285
      West Virginia                               7,868                6,498                8,530
      --------------------------------------------------------------------------------------------
                            Total              $ 14,110             $ 13,201             $ 24,026

(1) Gross subscriber revenues include access, airtime, toll, incollect roaming and miscellaneous other. ARPU is calculated by dividing subscriber revenues by the number of average subscribers

(2) Cost of acquisition includes handset subsidy, marketing costs, advertising costs, sales commissions and sales management costs.